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                                                                  EXHIBIT 10.2.1

                    AMENDMENT NO. 2 TO OEM PARTNER AGREEMENT

This Amendment No. 2 to OEM Partner Agreement (the AMENDMENT) is between CALLIDUS SOFTWARE INC., of 160 W. Santa Clara Avenue, Suite 1500, San Jose, CA 95113, (CALLIDUS), and CEZANNE SOFTWARE, INC., of 75 Second Avenue, Suite 710, Needham, MA 02494 (CEZANNE),

The parties have entered into an OEM Partner Agreement, dated July 31, 2002 (the AGREEMENT), and agree to modify the Agreement as follows:

1. EXHIBIT A, SECTION 3.0 - OPTION TO ACQUIRE A SOURCE CODE LICENSE: The following clause is added and the end of the Section:

"On or before December 31, 2003 and upon receipt of a one-time payment of two million dollars (USD $2,000,000) to Cezanne, Callidus shall acquire a perpetual, worldwide, irrevocable, fully paid up, royalty free license to the Source-Code (as defined below) described in section 2(f) of the Agreement. All provisions of said section 2(f) are applicable to the Source-Code license acquisition unless differently specified herein. The Source-Code license will cover all Cezanne Software products and Documentation specified in Exhibit A, Section 1.0 of the Agreement as well as the June Release (as defined below), and shall include the Software Development Kit and all associated and existing user manuals, installation guides, procedural code, listings, flow charts, logic diagrams, software tools (to the extent applicable), executables, libraries, scripts and related and supporting documentation corresponding to the Software (collectively SOURCE CODE). Upon its acquisition, Callidus will have unlimited rights to use, execute, copy, modify, display, distribute and make derivative works based upon the Source Code and the associated know-how for whatever purpose and the right to authorize others to do any of the foregoing, including, but not limited to, the sale of licenses to end users and the use of the source code for the development of a new or different product, whether it competes with Cezanne's products or not. Callidus shall own all derivative works Callidus creates of the Software using the Source Code. Likewise, Cezanne shall own all derivative works Cezanne creates of the Software using the Source Code.

Notwithstanding the above, Cezanne shall retain full right, title and ownership of the Source Code, including the source code of the version of the Software that will be released at the completion of the current development project, which is planned for June 2004 (THE JUNE RELEASE), including those portions of the June Release that will be developed by Callidus, or by Callidus and Cezanne jointly. Callidus agrees to deliver to Cezanne the source code of the June Release within one week of its availability.

For a period of three years from the date of the acquisition of the source-code license, Cezanne shall not resell other source-code licenses for the same Software without the prior written approval of Callidus. Such approval, that Cezanne is required to request at the beginning of any negotiation that could lead to a sale of a source-code license, shall be provided by Callidus within two weeks of Callidus' receipt of written notice from Cezanne of the potential sale of the Source Code, and will be withheld only in the case that Callidus can reasonably consider the potential buyer a competitor. Otherwise the approval will not be unreasonably withheld. Without limiting the foregoing, Cezanne agrees not to resell the Source Code licenses to the following companies for two years from the date of Callidus' acquisition of the Source Code: Oracle, Siebel, PeopleSoft, Microsoft, Computer Associates, Kadiri, Performaworks, Workscape, AIM, Mercer, Synygy, and Centive Systems.

Cezanne agrees to deliver to Callidus all Source Code thereto within five (5) calendar days of Callidus' acquisition. Delivery shall be made to Callidus Software, Inc., Attention: General Counsel, 160 W. Santa Clara Street, Suite 1500, San Jose, California 95113."

2. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect. If there is any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

The parties' authorized representatives have indicated their agreement by signing below, effective as of the Amendment Effective Date: DECEMBER 26,2003.

CEZANNE SOFTWARE, INC.                        CALLIDUS SOFTWARE INC.

/s/ Alberto Gabbai                            /s/ Ron J. Fior
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Authorized Signature                          Authorized Signature

Alberto Gabbai, President and CEO             Ron J. Fior, VP, Finance and CFO
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Printed Name and Title                        Printed Name and Title